EXHIBIT 99.1

                  NEWS RELEASE

                                                           FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                   MEDIA CONTACT:
Michael Cimini                                      Lois Whitman
KCSA Public Relations Worldwide                     HWH Public Relations
(212) 682-6300                                      (212) 355-5049
mcimini@kcsa.com                                    loisw@hwhpr.com

                      HIENERGY COMPLETES SHORT- FORM MERGER
                         OF HIENERGY MICRODEVICES, INC.

IRVINE, CALIFORNIA, FEBRUARY 1, 2005 - HIENERGY TECHNOLOGIES, INC. (OTCBB: HIET) (the "Company" or "HiEnergy"), announced that its received notice that the short-form merger to acquire the remaining outstanding stock of HiEnergy Microdevices to ("Microdevices") was certified on January 25, 2005 by the Secretary of State of the State of Delware.

In accordance with the General Corporation Law of the State of Delaware, the merger was able to be effected without a shareholder vote because the Company owned more than 90% of the shares of Microdevices. Under the terms of the merger, the Company will issue approximately 459,222 shares of common stock to the remaining stockholders of Microdevices on the basis of 22.3524 HiEnergy shares for 1 share of Microdevices (the same ratio that was used in the original voluntary share exchange of April 25, 2002).

"We are moving forward with our goals to improve our internal financial and regulatory reporting requirements and further simplify and consolidate accounting." stated Dr. Bogdan C. Maglich, HiEnergy's Chairman and CEO. "This follow-on short-form merger is expected to result in administrative cost savings to the Company and allows us to focus on our future."

The merger is expected to have miniminal effect on the assets and business of the Company. Prior to the completion of the merger, all of the assets and liabilities of Microdevices had been fully reflected in the Company's consolidated financials.

ABOUT HIENERGY TECHNOLOGIES, INC.

HiEnergy Technologies, Inc. ("HiEnergy" or the "Company") is a nuclear technologies-based company focused on the development and commercialization of proprietary neutron-based "stoichiometric" sensor devices. The Company's technologies developed in the course of the past six (6) years are unique in that they have the ability to determine automatically, non-invasively and through steel, whether an object or container carries dangerous or illicit selected substances, such as explosives, biological agents, or illicit drugs. HiEnergy's primary focus is currently on the prodcution and sale of two products: (1) the CarBomb Finder TM, a vehicle-borne system, for the detection and identification of car bombs, and (2) the SIEGMATM, a suitcase-borne system for the detection and identification of home-made bombs, also known as Improvised Explosive Devices or IED's. In addition, HiEnergy continues to research and develop prototype devices for other related uses of its core technology, such as the Anti-Tank Landmine Detector and Stoxor, its next generation checked baggage screening program, as well as non-military industrial applications for the petrochemical industry.

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FORWARD-LOOKING STATEMENTS

Any statements made in this press release which are not historical facts contain certain forward-looking statements; as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without limitation, the company's dependence on third parties, general market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. In addition to the risks described above, additional risks affecting our Company can be found in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.

There can be no assurance that the need to obtain export licenses, end-user permits, and/or to comply with any future regulations which may be adopted by U.S. or foreign regulatory bodies will not limit, or be a bar to, our ability to deliver against orders or potential customers purchasing our products. Future changes in the existing federal regulations governing the administration of export controls by the U.S. Department of Commerce may require us to obtain federal licensing, or become subject to more stringent rules of the U.S. Department of State. There can be no guarantee that we will be able to obtain such licenses at that time, or if we can that costs of doing so will not be prohibitive or significantly our poll of available customers. Other risks associated with international sales include, but are not limited to, changes in domestic and foreign regulatory requirements, political instability in targeted foreign markets, differences in technology standards, possible foreign currency controls, longer payment cycles and inadequate collection systems, fluctuations in currency exchange rates, inconsistent intellectual property protections among foreign jurisdictions, export restrictions, tariffs, embargoes or other sales barriers, prejudicial employment laws and business practices, difficulties in obtaining and managing distributors, and potentially negative tax consequences.